UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2018

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Item 1.01           Entry into a Material Definitive Agreement

On April 30, 2018, Lexaria announced a major new licensing agreement with Nuka Enterprises LLC, maker of 1906 brand cannabis chocolates and other edible products. The deal renews Nuka’s DehydraTECHTM license rights for use in its 1906 brand of cannabis chocolates, recognized for their fast onset times, efficacy, amazing taste and unique formulations.

The comprehensive 10-year agreement provides Nuka and 1906 with competitive technological advantages, as well as growing revenue streams for Lexaria. The semi-exclusive deal provides Nuka and 1906 with the immediate ability to utilize DehydraTECHTM technology across the US. Initially, 1906 will focus on recreational and adult-use states such as Colorado, Nevada, California, New Jersey, and Massachusetts. Nuka has also acquired an option to expand its products and brand to Canada, including through the use of Lexaria’s existing chocolate and confections contract manufacturer licensee Cannfections Group Inc.

Item 7.01           Regulation FD Disclosure

A copy of the news release announcing that Lexaria has entered a Letter of Intent (the “LOI”) with Hill Street Beverage Co. is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

A copy of the news release announcing that Lexaria has signed a major new licensing agreement with Nuka Enterprises LLC, maker of 1906 brand cannabis chocolates is filed as exhibit 99.2 to this current report and is hereby incorporated by reference.

Item 9.01           Financial Statements and Exhibits

10.1	Technology License Agreement dated April 24, 2018

99.1	Press Release dated April 27, 2018

99.2	Press Release dated April 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: May 3, 2018